Exhibit 99.1

CONSENT

OF

CREDIT SUISSE SECURITIES (USA) LLC

Board of Directors

Accredited Home Lenders Holding Co.

15090 Avenue of Science

San Diego, California 92128

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated May 24, 2006, to the Board of Directors of Aames Investment Corp. (“Aames”) as Annex D to the Registration Statement of Accredited Home Lenders Holding Co. (“AHL”) on Form S-4 (the “Registration Statement”) relating to the proposed merger involving AHL, AHL Acquisition, LLC, a wholly owned subsidiary of AHL, and Aames Investment Corp., and (ii) references made to such opinion in the Registration Statement under the captions entitled “SUMMARY—Opinions of Financial Advisors,” “THE MERGER—Background of the Merger,” “THE MERGER— Reasons for the Merger and Recommendations of the Boards— Aames Board of Directors Reasons for the Merger” and “THE MERGER— Opinion of Aames’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE SECURITIES (USA) LLC

/s/ CREDIT SUISSE SECURITIES (USA) LLC

July 14, 2006